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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
BioMed Realty Trust, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-117977) dated August 6, 2004 of our reports with respect to the combined statement of revenues and certain expenses of Lyme Portfolio, and to the statements of revenues and certain expenses of Bridgeview II, Nancy Ridge, Graphics Drive, and Phoenixville for the year ended December 31, 2004, which reports appear in the current report on Form 8-K/A of BioMed Realty Trust, Inc. dated July 12, 2005. Our reports refer to the fact that the statements of revenues and expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenues and expenses.

                                  /s/ KPMG LLP

San Diego, California
July 12, 2005